EXHIBIT 99.1

News Release

For more information contact:

Investor Relations:

David Banks 262-879-5055

Media Relations:

Melanie Tolley 262-879-5098

For immediate release:

Jan. 31, 2007

Fiserv Reports Fourth Quarter and Year-End 2006 Results

Strong Fourth Quarter Results Lead to 2007 Earnings Guidance of $2.86 to $2.94 per Share

Company Announces a New Ten Million Share Repurchase Authorization

Brookfield, Wis., Jan. 31, 2007—Fiserv, Inc. (Nasdaq: FISV), a leading provider of information management systems and services, today reported financial results for the fourth quarter and full year 2006. Total revenues increased 11% to $1.2 billion for the fourth quarter and were up 12% to $4.5 billion for the full year 2006.

Earnings per share for the fourth quarter and full year were $0.61 and $2.53, respectively, for 2006, and were $0.81 and $2.70, respectively, for 2005. Fourth quarter adjusted earnings per share from continuing operations increased 19% to $0.64. For the full year, adjusted earnings per share from continuing operations increased 16% to $2.53.

“Our fourth quarter results were consistent with our expectations and capped a strong year for the Company,” said Jeff Yabuki, president and chief executive officer of Fiserv. “In 2006, we delivered solid financial results, improved operating margins, and returned $560 million to our shareholders over the course of the year through our share buyback plan.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

“In addition, we made progress against our long-term strategic priorities, which will better position us to increase value, opportunity and growth for our stakeholders,” Yabuki added. “As the client-centric initiatives of Fiserv 2.0 take hold, we will begin to realize the incremental growth and stronger financial performance that underpin our long-term plans.”

BOARD APPROVES NEW SHARE BUYBACK AUTHORIZATION

Fiserv announced today that its board of directors authorized the repurchase of an additional 10 million shares of its common stock. Under this new authorization, which does not expire, Fiserv may repurchase shares in the open market or in privately negotiated transactions at the discretion of management, subject to its assessment of market conditions and other factors. The company expects to hold common stock acquired through the program for issuance in connection with acquisitions or pursuant to Fiserv’s equity plans and for other corporate purposes. Fiserv has completed its repurchase activity from previous authorizations.

“In addition to investing internally and pursuing high-quality acquisitions, we will continue to utilize share repurchase as an important element of our plan to deliver long-term value for shareholders,” said Yabuki.

INSURANCE AND HEALTH BUSINESSES FORM A NEW REPORTING SEGMENT

Fiserv re-aligned its reporting segments based on organizational changes announced in the fourth quarter. The newly created Insurance Services (Insurance) segment includes the insurance businesses that provide a broad array of technology solutions primarily for life insurance and property and casualty insurance companies. These businesses had previously been part of the Financial Institution Services (Financial) segment. Additionally, the new segment includes the businesses which comprised the former Health Plan Management Services (Health) segment.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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“An important objective of our long-term strategy is to bring high-value solutions to the broad-based insurance market,” said Yabuki. “Our new organization approach is to provide integrated, technology-based solutions to each of the three main areas of the insurance industry – health, life, and property and casualty. We are uniquely suited to deliver comprehensive and market-leading value to the entire insurance industry.”

In connection with this change, the company has provided a two-year historical re-classification of financial information by reporting segment, along with separately noted fourth quarter results for the former Health segment. (See pages 14-16 for details.)

OTHER BUSINESS AND OPERATING HIGHLIGHTS FOR THE QUARTER AND YEAR

•	Financial segment adjusted operating income was up 20 percent to $150 million in the fourth quarter versus $126 million in the fourth quarter of 2005;

•	Fourth quarter adjusted operating margin in the Financial segment improved 250 basis points to 23.6 percent in 2006 compared with 21.1 percent in 2005;

•	Cash flow from operations increased to $635 million in 2006 from $601 million in 2005. Capital expenditures were $187 million in 2006 versus $165 million in 2005;

•	The company repurchased 2.9 million shares of its common stock in the fourth quarter at an average price of $51.41 and a total of 12.7 million shares during 2006;

•	The Fiserv Clearing Network (FCN) continued its strong growth, adding 84 new clients in the quarter and a total of 289 clients in 2006. FCN now has a total of 509 clients, and has 100 percent settlement bank coverage across the United States;

•	Allstate Bank, an affiliate of Allstate Insurance Company, signed a core outsourcing agreement with Fiserv CBS Worldwide in the quarter. This is another example of Fiserv’s leadership in providing direct banking services to non-traditional bank institutions;

•	In the quarter, China Trust Bank, of Torrance, Calif., which had been using Fiserv’s item processing solutions, significantly expanded its relationship with the company, selecting a number of its integrated product offerings, including core account processing, EFT, image processing and archiving and a number of risk management solutions;

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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•	In January 2007, Exante Bank, Inc. selected Fiserv to provide technology and technology support for the bank’s health savings account (HSA) services. Exante Bank, a division of UnitedHealth Group and the leading provider of HSA accounts in the United States, will use Fiserv ITI core processing solutions for fully integrated services, including account and transaction processing, financial accounting, document imaging and archiving, and platform automation; and

•	In the fourth quarter, The Huntington National Bank, one of the largest banks in the Midwest, selected Fiserv to handle processing of its health savings accounts.

OUTLOOK FOR 2007

Fiserv expects full-year 2007 earnings from continuing operations to be within a range of $2.86 to $2.94 per share, which represents growth of 13 to 16 percent compared with adjusted earnings per share from continuing operations of $2.53 in 2006. Fiserv expects full-year 2007 adjusted internal revenue growth of mid-single digits for the company and for its financial segment.

EARNINGS CONFERENCE CALL

Fiserv will discuss its fourth quarter and full-year 2006 results on a conference call and web cast at 4 p.m. CST on Jan. 31. To register for the event, go to www.fiserv.com and click on “Upcoming Events.”

USE OF NON-GAAP FINANCIAL INFORMATION

The company reports its financial results in accordance with GAAP. In addition, the company uses certain non-GAAP performance measures, including “free cash flow,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” and “adjusted earnings per share,” to provide investors a more complete understanding of the company’s underlying operational results. These non-GAAP measures are indicators that management uses to provide additional meaningful

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to occur infrequently, such as the realized gain on sale of investment occurring in 2005. The company believes these adjusted measures are more indicative of the company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with GAAP in the United States.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, business process outsourcing (BPO), software and systems solutions. The company serves more than 17,000 clients worldwide and is the leading provider of core processing solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. Headquartered in Brookfield, Wis., Fiserv reported more than $4.5 billion in total revenue for 2006. For more information, please visit www.fiserv.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding estimated earnings per share from continuing operations and adjusted internal revenue growth in 2007. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, changes in customers’ demand for the company’s products and services, pricing and other actions by competitors, potential impact of initiatives implemented as a result of the company’s strategic review process, general changes in economic conditions and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Revenues
Processing and services (1)	$760,575	$765,624	$3,026,460	$2,891,552
Product	437,166	312,669	1,517,691	1,167,926

Total revenues	1,197,741	1,078,293	4,544,151	4,059,478

Expenses
Cost of processing and services (2)	497,424	490,185	1,959,255	1,855,247
Cost of product	364,534	252,533	1,251,261	942,708
Selling, general and administrative (1, 2)	154,384	136,959	589,354	516,127

Total expenses	1,016,342	879,677	3,799,870	3,314,082

Operating income	181,399	198,616	744,281	745,396
Interest expense - net	(9,129)	(5,896)	(33,996)	(14,267)
Realized gain from sale of investments (3)	—	43,370	—	86,822

Income from continuing operations before income taxes	172,270	236,090	710,285	817,951
Income tax provision	66,324	87,714	267,060	306,594

Income from continuing operations	105,946	148,376	443,225	511,357
Income from discontinued operations, net of tax	—	2,100	6,689	5,081

Net income	$105,946	$150,476	$449,914	$516,438

Earnings per share
Continuing operations	$0.61	$0.80	$2.50	$2.68
Discontinued operations	—	0.01	0.04	0.03

Total	$0.61	$0.81	$2.53	$2.70

Adjusted earnings per share
Earnings per share – continuing operations	$0.61	$0.80	$2.50	$2.68
Adjustments:
Pro forma share-based compensation (4)	—	(0.02)	—	(0.11)
Realized gain from sale of investments (3)	—	(0.15)	—	(0.29)
Unusual items (1)	0.03	(0.09)	0.03	(0.09)

Adjusted earnings per share – continuing operations	$0.64	$0.54	$2.53	$2.19

Diluted shares used in computing earnings per share	174,906	185,470	177,529	190,967

(1)	Includes the impact of a large contract termination fee of $26.3 million recognized in processing and services revenues in the fourth quarter of 2005, and pre-tax charges of $9.0 million recorded in the fourth quarter of 2006 in selling, general and administrative expenses related to the write down of assets and facility shutdown costs in the company’s lending division.
(2)	Share-based compensation expense for the year ended December 31, 2006 was $28.5 million ($0.11 per share) primarily due to the adoption of SFAS 123R on January 1, 2006, of which $7.2 million is included in cost of processing and services and $21.4 million is included in selling, general and administrative expenses. If SFAS 123R had been adopted January 1, 2005, share-based compensation expense for 2005 would have been $35.7 million, or $31.7 million higher than the $4.0 million of share-based compensation expense recorded.
(3)	Represents the sale of the company’s investment in INTRIA Items, Inc. in the fourth quarter of 2005 and the sale of the company’s remaining 3.2 million shares of Bisys Group, Inc. common stock in the first quarter of 2005.
(4)	Represents pro forma impact in 2005 of the incremental share-based compensation expense under SFAS 123R, which was adopted on January 1, 2006 under the modified prospective method.

Adjusted earnings per share is a non-GAAP financial measure that the company believes is useful to investors because it presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items in order to provide meaningful comparisons between current results and prior-year reported results.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, unaudited)

	December 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$185,328	$184,471
Trade accounts receivable	601,226	516,802
Prepaid expenses and other assets	176,236	142,382
Investments	2,019,197	2,126,538
Property and equipment – net	248,040	226,013
Intangible assets – net	614,818	593,808
Goodwill	2,363,078	2,249,502

Total	$6,207,923	$6,039,516

Liabilities and Shareholders’ Equity
Trade accounts payable	$229,025	$194,409
Accrued expenses	374,978	388,251
Accrued income taxes	9,365	4,266
Deferred revenues	263,236	240,105
Customer funds held and retirement account deposits	1,986,315	1,985,368
Deferred income taxes	172,126	165,992
Long-term debt	747,256	595,385

Total Liabilities	3,782,301	3,573,776

Shareholders’ Equity
Preferred stock, no par value:
25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value:
450,000,000 shares authorized; 197,791,218 and 197,507,892 shares issued	1,978	1,975
Additional paid-in capital	700,103	693,715
Accumulated other comprehensive income (loss)	(131)	1,321
Accumulated earnings	2,886,891	2,436,977
Treasury stock, at cost, 26,699,943 and 15,753,675 shares	(1,163,219)	(668,248)

Total Shareholders’ Equity	2,425,622	2,465,740

Total	$6,207,923	$6,039,516

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands, unaudited)

	Years Ended December 31,
	2006	2005
Cash flows from operating activities
Net income	$449,914	$516,438
Adjustment for discontinued operations	(6,689)	(5,081)
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain from sale of investments	—	(86,822)
Deferred income taxes	13,660	19,183
Share-based compensation	28,548	4,045
Excess tax benefit from exercise of options	(11,198)	—
Depreciation and amortization	199,106	179,179
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Trade accounts receivable	(59,464)	(69,961)
Prepaid expenses and other assets	(14,342)	(12,996)
Trade accounts payable and accrued expenses	(836)	45,181
Deferred revenues	13,241	14,389
Accrued income taxes	23,022	(2,388)

Net cash provided by operating activities	634,962	601,167

Cash flows from investing activities
Capital expenditures, including capitalization of software costs for external customers	(187,488)	(164,951)
Payment for acquisitions of businesses, net of cash acquired	(186,692)	(509,630)
Proceeds from sale of businesses, net of expenses paid	5,648	282,236
Cash distribution received from discontinued operations prior to sale	—	68,000
Investments	107,444	(104,810)

Net cash used in investing activities	(261,088)	(429,155)

Cash flows from financing activities
Repayments of short-term debt – net	—	(100,000)
Proceeds from long-term debt – net	138,672	89,836
Issuance of common stock and treasury stock	36,277	28,084
Purchases of treasury stock	(560,111)	(652,575)
Excess tax benefit from exercise of options	11,198	—
Customer funds held and retirement account deposits	947	130,987

Net cash used in financing activities	(373,017)	(503,668)

Change in cash and cash equivalents	857	(331,656)
Beginning balance	184,471	516,127

Ending balance	$185,328	$184,471

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Segment	2006	2005	2006	2005
Revenues
Financial Institution Services (“Financial”) (1)	$748,479	$710,809	$2,877,430	$2,650,030
Insurance Services (“Insurance”) (2)	416,222	333,249	1,529,601	1,275,040
Investment Support Services (“Investment”)	33,040	34,235	137,120	134,408

Total	$1,197,741	$1,078,293	$4,544,151	$4,059,478

Operating income
Financial (1, 3)	$141,278	$155,931	$564,974	$581,128
Insurance (2)	34,090	37,022	154,263	139,233
Investment	6,031	5,663	25,044	25,035

Total	$181,399	$198,616	$744,281	$745,396

Operating margin
Financial (1, 3)	19%	22%	20%	22%
Insurance	8%	11%	10%	11%
Investment	18%	17%	18%	19%

Total	15%	18%	16%	18%

(1)	Included in the Financial segment results are early contract termination fees of $6.9 million for the three months ended and $23.4 million for the year ended December 31, 2006 compared with $31.5 million and $57.9 million for the comparable periods in 2005, respectively. Total contract termination fees for the year decreased $34.5 million in 2006 from 2005. This segment’s businesses generally enter into three- to five-year contracts that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.
(2)	In the fourth quarter of 2006, the Insurance segment includes revenues of $347.5 million and operating income of $22.0 million for the previously reported Health segment.
(3)	Operating income and margin in the Financial segment includes pre-tax charges totaling $9.0 million recorded in the fourth quarter of 2006 related to the write down of assets and facility shutdown costs in the company’s lending division.

Note: See Adjusted Operating Income and Margin Information on the next page.

	Years Ended December 31,
Free Cash Flow	2006	2005
Net cash provided by operating activities	$634,962	$601,167
Capital expenditures	(187,488)	(164,951)

Free cash flow	$447,474	$436,216

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the company believes is useful to investors because it measures cash flow after the company has satisfied the capital requirements of its operations.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

ADJUSTED OPERATING INCOME AND MARGIN INFORMATION

(Dollars in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Segment	2006	2005	2006	2005
Adjusted operating income (1)
Financial	$150,278	$125,740	$573,974	$527,767
Insurance	34,090	36,409	154,263	135,660
Investment	6,031	5,479	25,044	23,963

Total	$190,399	$167,628	$753,281	$687,390

Adjusted operating margin (1)
Financial	24%	21%	23%	23%
Insurance	18%	20%	20%	19%
Investment	18%	16%	18%	18%

Total	22%	21%	22%	22%

Customer reimbursements
Financial	$112,846	$88,148	$405,283	$340,824
Insurance	3,083	2,399	10,771	10,207

Total	$115,929	$90,547	$416,054	$351,031

Prescription product costs in Insurance segment	$221,564	$145,701	$753,064	$540,007

SFAS 123R (2)
Financial	$3,958	$3,867	$24,836	$27,037
Insurance	455	613	2,855	3,573
Investment	136	184	857	1,072

Total	$4,549	$4,664	$28,548	$31,682

(1)	Adjusted operating margin excludes customer reimbursement and prescription product costs which are included in revenues and expenses. Customer reimbursements primarily consist of pass-through costs such as postage and data communication expenses. Adjusted operating income and margin for 2005 includes the pro forma share-based compensation expense (SFAS 123R) impact and excludes the positive impact of a large contract termination fee of $26.3 million. Adjusted operating income and margin for 2006 excludes pre-tax charges totaling $9.0 million in the fourth quarter of 2006 related to the write down of assets and facility shutdown costs in the company’s lending division.
(2)	2005 dollar amounts represent the incremental share-based compensation expense as if SFAS 123R had been adopted by the company on January 1, 2005. The actual share-based compensation expense recorded for the year ended December 31, 2005 was $4.0 million.

Adjusted operating income and margin are non-GAAP financial measures that the company believes are useful to investors because they provide more insight into how management views the underlying operating performance of the company and presents the impact of certain transactions or events that management expects to occur infrequently, or to adjust for items in order to provide meaningful comparisons between current results and prior-year reported results. In analyzing the company’s performance, management excludes the impact of pass-through customer reimbursements and prescription product costs that must be presented in revenue and expenses under GAAP and includes the pro forma share-based compensation expense impact in 2005 due to the prospective adoption of SFAS 123R, effective January 1, 2006.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
Segment	2006	2005	2006	2005
Financial	2%	12%	6%	6%
Insurance	19%	4%	16%	8%
Investment	(3)%	6%	2%	7%

Total	7%	9%	9%	7%

	Adjusted (2) Three Months Ended December 31,			Adjusted (2) Years Ended December 31,
	2006		2005	2006	2005
Financial	5%		9%	6%	7%
Insurance	(5	)% (3)	0%	0%	3%
Investment	(3)%		6%	2%	7%

Total	2%		7%	4%	6%

(1)	Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $37.7 million ($20.1 million in the Financial segment and $17.6 million in the Insurance segment) for the fourth quarter of 2006 and $111.3 million ($69.3 million in the Financial segment and $42.1 million in the Insurance segment) for the year ended December 31, 2006 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period. Acquired revenues in the Financial segment include customer reimbursement pass-through costs of $12.2 million and $16.6 million in the fourth quarter and year ended December 31, 2005.
(2)	The adjusted internal revenue growth percentages exclude the impact of a large contract termination fee recognized in the fourth quarter of 2005 of $26.3 million and the impact of customer reimbursements and prescription product costs, which are both included in revenues and expenses under GAAP. See footnote 1 in the Adjusted Operating Income and Margin Information section.
(3)	The flood processing business negatively impacted adjusted internal revenue growth in the insurance segment by 9 percentage points in the fourth quarter of 2006. This was due primarily to the significant reduction in flood claims processing revenue from $15.9 million in the fourth quarter of 2005 to $1.8 million in the fourth quarter of 2006. Excluding the decrease in the flood processing business, the fourth quarter adjusted internal revenue growth rate for the Insurance segment would have been 4 percent.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the company believes are useful to investors because they present internal revenue growth both including and excluding one large contract termination fee, as well as customer reimbursements and prescription product costs that must be presented in revenue under GAAP.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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Segment Results

Financial Segment

The company’s largest operating segment generated revenues of $748 million for the quarter with adjusted operating income of $150 million. Adjusted operating margin continued to be strong at 23.6 percent for the quarter compared with 21.1 percent in the fourth quarter of 2005. The increase in adjusted operating margin in the fourth quarter of 2006 compared with 2005 was due primarily to an increase in higher-margin revenues in the company’s payments businesses, continued strong operating results in core bank and credit union processing, and overall operating efficiencies. These items were partially offset by weaker results in the company’s lending division. Adjusted operating margins for the full year 2006 and 2005 were 23.2 percent and 23.1 percent, respectively.

Adjusted internal revenue growth was 5 percent for the quarter. For the full year, adjusted internal revenue growth was consistent with expectations at 6 percent as compared with 7 percent in 2005. Contributing positively to the internal revenue growth rate in 2006 were increased sales of banking, credit union, loan settlement services, and payment products and services; and continued solid growth in card fulfillment and print services within the output solutions division.

Insurance Segment

Insurance segment revenues were $416 million for the quarter, and generated operating income of $34 million. Adjusted operating margin for the quarter was 17.8 percent compared with 19.7 percent in the fourth quarter of 2005. Adjusted operating margin for the quarter compared with 2005 was negatively impacted by lower flood claim processing revenue and incremental investments in the company’s consumer-directed health care initiatives, partially offset by stronger margins in the company’s health and property and casualty insurance processing businesses. Full-year adjusted operating margin was 20.1 percent compared with 18.7 percent in 2005. The increase in 2006 adjusted operating margin compared with 2005 was

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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due primarily to higher operating margins in the company’s flood and property and casualty insurance processing businesses, partially offset by continued investment primarily in its consumer-directed health care initiatives.

Adjusted internal revenues declined in the insurance segment by 5 percent in the fourth quarter of 2006 compared with the fourth quarter of 2005. For the fourth quarter of 2005, adjusted internal revenue growth was flat compared with the fourth quarter of 2004. The flood processing business negatively impacted adjusted internal revenue growth in the segment by 9 percentage points in the fourth quarter of 2006. This was due primarily to the significant reduction in flood claims processing revenue from $15.9 million in the fourth quarter of 2005 to $1.8 million in the fourth quarter of 2006. Excluding the decrease in the flood processing business, the fourth quarter adjusted internal revenue growth rate for the segment would have been 4 percent.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL 2006 FINANCIAL INFORMATION BY SEGMENT (1,2)

(Dollars in thousands, unaudited)

	Quarters
2006	First	Second	Third	Fourth	Total
Revenues
Financial	$699,858	$708,315	$720,778	$748,479	$2,877,430
Insurance (2)	362,461	349,179	401,739	416,222	1,529,601
Investment	34,349	35,703	34,028	33,040	137,120

Total	$1,096,668	$1,093,197	$1,156,545	$1,197,741	$4,544,151

Operating income
Financial	$130,176	$144,741	$148,779	$141,278	$564,974
Insurance (2)	56,746	31,827	31,600	34,090	154,263
Investment	6,031	7,621	5,361	6,031	25,044

Total	$192,953	$184,189	$185,740	$181,399	$744,281

Operating margin
Financial	19%	20%	21%	19%	20%
Insurance	16%	9%	8%	8%	10%
Investment	18%	21%	16%	18%	18%

Total	18%	17%	16%	15%	16%

Adjusted operating income (3)
Financial	$130,176	$144,741	$148,779	$150,278	$573,974
Insurance	56,746	31,827	31,600	34,090	154,263
Investment	6,031	7,621	5,361	6,031	25,044

Total	$192,953	$184,189	$185,740	$190,399	$753,281

Adjusted operating margin (3)
Financial	22%	24%	24%	24%	23%
Insurance (2)	28%	18%	17%	18%	20%
Investment	18%	21%	16%	18%	18%

Total	23%	22%	22%	22%	22%

Customer reimbursements
Financial	$101,341	$95,903	$95,193	$112,846	$405,283
Insurance	2,712	2,348	2,628	3,083	10,771

Total	$104,053	$98,251	$97,821	$115,929	$416,054

Prescription product costs in Insurance segment	$154,050	$166,388	$211,062	$221,564	$753,064

SFAS 123R
Financial	$12,001	$4,801	$4,076	$3,958	$24,836
Insurance	1,379	552	469	455	2,855
Investment	414	166	141	136	857

Total	$13,794	$5,519	$4,686	$4,549	$28,548

(1)	In the fourth quarter of 2006, the company made changes to its organizational structure that resulted in the reclassification of its reporting segments. The historical information in this section has been reclassified to correspond to the new presentation.
(2)	Supplemental financial information for the health plan management business that is included in the Insurance segment for the fourth quarter and full year 2006 is as follows:

	Fourth Quarter	Full Year
Revenues	$347,532	$1,253,052
Operating income	22,026	75,700
Adjusted operating margin (3)	18%	15%
Adjusted internal revenue growth (3)	3%	2%

(3)	See footnotes in the Adjusted Operating Income and Margin Information and Internal Revenue Growth Percentages by Segment sections for explanations related to adjusted operating income, adjusted operating margin, and adjusted internal revenue growth.

14 of 16

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL 2005 FINANCIAL INFORMATION BY SEGMENT (1)

(Dollars in thousands, unaudited)

	Quarters
2005	First	Second	Third	Fourth	Total
Revenues
Financial	$633,789	$646,936	$658,496	$710,809	$2,650,030
Insurance	306,578	314,774	320,439	333,249	1,275,040
Investment	32,747	34,716	32,710	34,235	134,408

Total	$973,114	$996,426	$1,011,645	$1,078,293	$4,059,478

Operating income
Financial	$147,512	$143,780	$133,905	$155,931	$581,128
Insurance	34,902	35,244	32,065	37,022	139,233
Investment	5,602	8,221	5,549	5,663	25,035

Total	$188,016	$187,245	$171,519	$198,616	$745,396

Operating margin
Financial	23%	22%	20%	22%	22%
Insurance	11%	11%	10%	11%	11%
Investment	17%	24%	17%	17%	19%

Total	19%	19%	17%	18%	18%

Adjusted operating income (2)
Financial	$131,974	$139,873	$130,180	$125,740	$527,767
Insurance	33,022	34,754	31,475	36,409	135,660
Investment	5,063	8,085	5,336	5,479	23,963

Total	$170,059	$182,712	$166,991	$167,628	$687,390

Adjusted operating margin (2)
Financial	24%	25%	23%	21%	23%
Insurance	18%	19%	18%	20%	19%
Investment	15%	23%	16%	16%	18%

Total	22%	23%	21%	21%	22%

Customer reimbursements
Financial	$88,383	$80,669	$83,624	$88,148	$340,824
Insurance	2,412	2,662	2,734	2,399	10,207

Total	$90,795	$83,331	$86,358	$90,547	$351,031

Prescription product costs in Insurance segment	$124,096	$131,085	$139,125	$145,701	$540,007

SFAS 123R (2)
Financial	$15,538	$3,907	$3,725	$3,867	$27,037
Insurance	1,880	490	590	613	3,573
Investment	539	136	213	184	1,072

Total	$17,957	$4,533	$4,528	$4,664	$31,682

(1)	In the fourth quarter of 2006, the company made changes to its organizational structure that resulted in the reclassification of its reporting segments. The historical information in this section has been reclassified to correspond to the new presentation.
(2)	See footnotes in the Adjusted Operating Income and Margin Information section for explanations related to adjusted operating income, adjusted operating margin and SFAS 123R.

15 of 16

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL HISTORICAL INTERNAL REVENUE

GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	2006 Quarters
Internal Revenue Growth	First	Second	Third	Fourth	Total
Financial	7%	7%	7%	2%	6%
Insurance	16%	9%	21%	19%	16%
Investment	5%	3%	4%	(3)%	2%

Total	10%	7%	11%	7%	9%

	2005 Quarters
	First	Second	Third	Fourth	Total
Financial	3%	5%	5%	12%	6%
Insurance	13%	10%	8%	4%	8%
Investment	8%	10%	5%	6%	7%

Total	6%	7%	6%	9%	7%

	2006 Quarters
Adjusted Internal Revenue Growth	First	Second	Third	Fourth	Total
Financial	6%	5%	7%	5%	6%
Insurance	11%	(4)%	(1)%	(5)%	0%
Investment	5%	3%	4%	(3)%	2%

Total	7%	3%	5%	2%	4%

	2005 Quarters
	First	Second	Third	Fourth	Total
Financial	4%	7%	7%	9%	7%
Insurance	7%	7%	(1)%	0%	3%
Investment	8%	10%	5%	6%	7%

Total	5%	7%	5%	7%	6%

(1)	In the fourth quarter of 2006, the company made changes to its organizational structure that resulted in the reclassification of its reporting segments. The historical information in this section has been reclassified to correspond to the new presentation.

See footnotes in the Internal Revenue Growth Percentages by Segment section for explanations related to these calculations.

####

16 of 16

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com